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                                                                    Exhibit 99.8

                      FORM OF CONSENT OF DIRECTOR NOMINEE

The undersigned hereby consents to the inclusion of the information regarding the undersigned in this Registration Statement on Form S-4 of Newell Co. (the "Company") and any amendment thereto (the "Registration Statement") in connection with the undersigned being a director nominee of the Company. The undersigned hereby further consents to being named in the Registration Statement as a director nominee of the Company and that, upon appointment as a director of the Company in accordance with its by-laws and pursuant to the Agreement and Plan of Merger, dated as of October 20, 1998, among the Company, Rubbermaid Incorporated and Rooster Company, the undersigned will serve as a director of the Company until the undersigned's successor is duly elected and qualified.

                                       /s/ Gordon R. Sullivan
                                       ---------------------------
                                       Name:
                                       Date: January 1, 1999